AMENDMENT ONE

TO

FUND ACCOUNTING AGREEMENT

This Amendment One (the “Amendment”) to the Fund Accounting Agreement is made as of this 17 day of May, 2018, by and among Hartford Funds Management Company, LLC, a Delaware limited liability company, and each of Hartford Funds Exchange-Traded Trust and Lattice Strategies Trust (each, a Trust and collectively, the Trusts), on behalf of their respective series listed on Schedule A (together with the series listed on Schedule A, the “Funds”).

WHEREAS, the parties hereto have entered into a Fund Accounting Agreement (the “Agreement”) dated as of November 10, 2017, as amended; and

WHEREAS, the parties hereto wish to amend the Agreement in order to revise the list of Funds covered by the Agreement.

NOW, THEREFORE, for good and adequate consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.	Amendment of Schedule A. Schedule A of the Agreement are hereby amended by deleting it in its entirety and replacing it with the Amended and Restated Schedule A attached hereto.

2.	Except as modified hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed all as of the date first above written.

HARTFORD FUNDS EXCHANGE-TRADED TRUST

By: /s/ Amy N. Furlong
Amy N. Furlong
Vice President and Treasurer

LATTICE STRATEGIES TRUST

By: /s/ Amy N. Furlong
Amy N. Furlong
Vice President and Treasurer

HARTFORD FUNDS MANAGEMENT COMPANY, LLC

By: /s/ Gregory A. Frost
Gregory A. Frost
Chief Financial Officer

AMENDED AND RESTATED SCHEDULE A

To the Fund Accounting Agreement

This Amended and Restated Schedule A to that certain Fund Accounting Agreement dated November 10, 2017, is effective as of May 17, 2018.

HARTFORD FUNDS EXCHANGE-TRADED TRUST

Hartford Corporate Bond ETF

Hartford Quality Bond ETF

Hartford Total Return Bond ETF

Hartford Schroders Tax-Aware Bond ETF

Hartford Municipal Opportunities ETF

Hartford Short Duration ETF

LATTICE STRATEGIES TRUST

Hartford Multifactor Emerging Markets ETF

Hartford Multifactor Developed Markets (ex-US) ETF

Hartford Multifactor Global Small Cap ETF

Hartford Multifactor REIT ETF

Hartford Multifactor US Equity ETF

Hartford Multifactor Low Volatility US Equity ETF

Hartford Multifactor Low Volatility International Equity ETF